UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2025

TERADATA CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-33458

Delaware	75-3236470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17095 Via Del Campo
San Diego, California 92127
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (866) 548-8348

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	TDC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 17, 2025, the Board of Directors of Teradata Corporation (the “Company”) approved a new stock repurchase program (the “Repurchase Program”) authorizing the Company to repurchase up to $500 million of its common stock. The Repurchase Program will become effective on January 1, 2026, does not have an expiration date, and will continue until otherwise modified, suspended, or terminated. The purchases under the Repurchase Program may be made from time to time in the open market, in privately negotiated transactions, or by other means, including through Rule 10b5-1 trading plans, in accordance with applicable securities law and other regulatory requirements. The Repurchase Program does not obligate the Company to repurchase any shares under the authorization and the timing and amount of any repurchases will depend on a variety of factors, including the price of the Company’s common stock, general business and market conditions, and other investment considerations.

The Company’s existing stock repurchase program, which had approximately $242.7 million of repurchase authorization remaining as of November 7, 2025, will expire on December 31, 2025 and be replaced in its entirety by the Repurchase Program. The Company also maintains a dilution offset program under which the Company repurchases shares in the open market to offset shares purchased by employees from the Company under various employee benefit plans and that program will remain in place without any changes.

Item 9.01        Financial Statements and Exhibits.
(d)    Exhibits:
The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements generally relate to opinions, beliefs, and projections of expected future financial and operating performance, business trends, liquidity, and market conditions, among other things. These forward-looking statements are based upon current expectations and assumptions and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “guidance,” “forecast,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “focus,” “see,” “commit,” “should,” “project,” “will,” “would,” “likely,” “intend,” “potential,” or similar expressions. All statements, other than statements of historical facts, included in this Current Report on Form 8-K which address activities, events or developments that the Company expects or anticipates will or may occur in the future, including statements about the Company’s plans to repurchase shares of its common stock, are forward-looking statements. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause the Company’s actual results to differ materially. In addition to the factors discussed in this Form 8-K filing, other risks and uncertainties could affect the Company’s future results, and could cause actual results to differ materially from those expressed in such forward-looking statements, including those relating to: the global economic environment and business conditions in general, including inflation, tariffs, and/or recessionary conditions; the ability of our suppliers to meet their commitments to us; the timing of purchases, migrations, or expansions by our current and potential customers, including our ability to retain customers; the rapidly changing and intensely competitive nature of the information technology industry, the data analytics business, and artificial intelligence capabilities; fluctuations in our operating, capital allocation, and cash flow results; our ability to execute and realize the anticipated benefits of our refreshed brand, business transformation program or restructuring, sales and operational execution initiatives, and cost saving initiatives, including restructuring actions; risks inherent in operating in foreign countries, including sanctions, tariffs, foreign currency fluctuations, and/or acts of war; risks associated with data privacy, cyberattacks and maintaining secure and effective products for our customers, as well as, internal information technology and control systems; the timely and successful development, production or acquisition, availability and/or market acceptance of new and existing products, product features and services, including for artificial intelligence; tax rates; turnover of our workforce and the ability to attract and retain skilled employees; protecting our intellectual property; availability and successful execution of new alliance and acquisition opportunities; subscription arrangements that may be cancelled or fail to be renewed; the impact on our business and financial reporting from the implementation of a new ERP system and changes in accounting rules; and other factors described from time to time in Teradata’s filings with the U.S. Securities and Exchange Commission, including its most recent annual report on Form 10-K, and subsequent quarterly reports on Forms 10-Q or current reports on Forms 8-K, as well as Teradata’s annual report to stockholders. Teradata does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADATA CORPORATION

Date: November 18, 2025	By:	/s/ John Ederer
John Ederer
Chief Financial Officer